For Immediate Release

FURTHER EXPANSION OF GOLD DISCOVERY AT COLUMBUS
PROJECT REPORTED BY IRELAND INC.

HENDERSON, Nevada – May 4, 2009 – Ireland Inc. (OTC BB: IRLD) (“Ireland”) (“the Company”), a minerals exploration and development company focused on the discovery and extraction of precious metals from mineral deposits in the Southwestern United States, today announced that additional assay results from its 2008 drill program have indicated that Ireland has discovered new mineralized zones adjacent to its production permitted “Zone A”, expanding the size of the previous gold discovery at the Columbus Project located in Esmeralda County, Nevada.

Drilling Program Indicates Significant Mineralization within Expanded Zone A

Ireland has received assay results from independent consultants McEwen Geological LLC of Arvada, Colorado (“McEwen”) on samples taken from 25 contiguous holes that were drilled adjacent to the Company’s production permitted mineralized area (Zone A). The drill samples were analyzed using a caustic fusion technique, and the results reported were from the extracted precious metals. The assay results from these additional holes have led the Company to expand the area known as Zone A from 380 acres to 2,530 acres. The weight mean average grade for the mineralized intercepts identified in the 25 holes drilled approximates 0.047 opt Au equivalent (see table below). Ireland has segmented Zone A into three subsections: Zone A – Permitted Mine Area; Zone A – West (holes S1A-S2A, S8A-S11A); and Zone A – Central (holes S5A-S7A, S14A-S17A).

Zone A – Drill Results

Hole ID1	Depth Drilled (ft)	Mineralized Interval[2] (ft)	Thickness (ft)	Au (opt)	Ag (opt)	Au (opt)[3] Equivalent
S1A	195’	50’ to 150’	100’	0.038	0.132	0.039
S2A	202’	10’ to 40’	30’	0.032	0.134	0.034
		60’ to 100’	40’	0.031	0.132	0.031
		160’ to 202’	42’	0.049	0.209	0.052
S3A	201’	100’ to 140’	40’	0.027	0.094	0.028
S4A	404’	250’ to 404’	154’	0.037	0.166	0.039
S5A	201’	0’ to 70’	70’	0.033	0.112	0.034
		160’ to 201’	41’	0.036	0.111	0.038
S6A	200’	0’ to 60’	60’	0.037	0.18	0.035
		120’ to 170’	50’	0.045	0.332	0.049
S7A	400’	0’ to 20’	20’	0.052	0.409	0.057
		130’ to 170’	40’	0.038	0.299	0.042
		240’ to 400’	160’	0.027	0.152	0.029
S8A	201’	0’ to 201’	201’	0.049	0.238	0.052
S9A	404’	50’ to 404’	354’	0.062	0.302	0.066
S10A	181’	0’ to 20’	20’	0.046	0.214	0.049
		110’ to 170’	60’	0.05	0.382	0.055
S11A	202’	40’ to 80’	40’	0.027	0.137	0.029
S12A	400’	60’ to 90’	30’	0.042	0.238	0.045
		130’ to 370’	240’	0.045	0.272	0.048
S13A	200’	100’ to 120’	20’	0.024	0.133	0.025
S14A	340’	0’ to 40’	40’	0.058	0.413	0.063
		90’ to 110’	20’	0.071	0.465	0.077
S15A	200’	0’ to 60’	60’	0.037	0.295	0.041
		150’ to 200’	50’	0.048	0.374	0.053
S16A	200’	0’ to 60’	60’	0.037	0.27	0.04
		100’ to 150’	50’	0.059	0.396	0.065
S17A	200’	0’ to 30’	30’	0.06	0.568	0.067
		60’ to 90’	30’	0.069	0.725	0.079
S18A	200’	150’ to 190’	40’	0.044	0.367	0.049
S19A	200’	0’ to 20’	20’	0.053	0.35	0.057
		90’ to 200’	110’	0.034	0.231	0.037
S23A	200’	60’ to 80’	20’	0.054	0.389	0.059
		130’ to 200’	70’	0.04	0.302	0.044
S24A	200’	170’ to 190’	20’	0.041	0.341	0.045
S25A	200’	20’ to 60’	40’	0.042	0.223	0.044
Weight Mean Average for All Drill Hole Intercepts				0.044	0.257	0.047

[1] Holes S20A to S22A did not contain sufficient samples above Ireland’s cut off grade of 0.020 opt Au equivalent to define any mineralized intercepts.
[2] Mineralized Intervals were determined using a 0.020 opt Au equivalent cut-off.
3 Au Equivalent calculated using: $900/oz Au, $12/oz Ag

Tonnage Potential Mineable by Surface Dredge Operation Expanded

New operational cost estimates, current drill results and geological modeling by McEwen have led the Company to conclude that the dredge-type mining method, currently used at the pilot production facility in the Zone A – Permitted Mine Area, could economically be used to mine to a depth of 200 feet. Based on this 200-foot depth, the Company has defined estimates of the material that could potentially be surface mined within the two new subsections of the newly expanded Zone A. It is estimated that Zone A – West contains approximately 50.0 million (M) tons of material that could potentially be surface mined and Zone A – Central contains approximately 41.5M tons of material that could potentially be surface mined.

The average grade of all of the samples taken within the Zone A - West 50M tons approximated 0.038 opt Au equivalent. The average grade of all of the samples taken within the Zone A - Central 41.5M tons approximated 0.042 opt Au equivalent. Potential mineable material tonnages outlined to date are listed below. Additional exploration work will be required before proven or probable reserves can be established.

Location	Potentially Mineable Acres[4]	Depth (ft)	Thickness (ft)	Potentially Minable Material
Zone A – Permitted Mine Area	270	3’ to 40’	37’	14.8 M tons
Zone A – West	475	0’ up to 200’	Up to 200’	50.0 M tons
Zone A – Central	550	0’ up to 90’	Up to 90’	41.5 M tons
Zone B – (Holes S7B to S13B)	555	0’ up to 200’	Up to 200’	108 M tons

The full extent of the Zone A and Zone B mineralization has yet to be determined by further drilling and drill sample analyses. The areas currently identified as Zone A and Zone B are unbounded on all sides. To confirm the extractable gold and silver grades, Ireland will conduct additional bench scale and bulk sample tests in both Zone A and Zone B.

Commercial Feasibility of Extraction

In March 2009, a 1,738-pound bulk leach test completed by an independent laboratory resulted in the extraction of approximately 70% of the head grade of gold and silver. The 1,738-pounds of tested material was extracted from the Zone A – Permitted Mine Area under chain of custody standards. Ireland believes that the potentially mineable material found in the newly identified areas within Zone A and Zone B is similar to the material processed with the bulk leach test taken from the Zone A – Permitted Mine Area.

[4] Acreage expected to be surface minable in an economical manner.

About Ireland Inc.

Ireland Inc. is a minerals exploration and development company that is focused on the discovery and extraction of precious metals from mineral deposits in the Southwestern United States.

In 2007, Ireland acquired rights to two mining properties, both of which are prospective for gold and other minerals. In early 2008, Ireland completed the acquisition of the Columbus Project located near Tonopah, NV, where it has an option to acquire an additional 22,640 acres of adjacent mineral claims. Ireland also owns rights to acquire up to 100% of the Red Mountain Project in San Bernardino County, California.

Ireland Inc. is headquartered in Henderson, Nevada, and its common stock trades on the OTC Bulletin Board under the symbol “IRLD”.

Forward-Looking Statements

This document may include statements that constitute “forward-looking” statements, usually containing the words “believe”, “estimate”, “project”, “expect”, or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, Ireland’s limited operating history, future trends in mineral prices, the availability of capital, geological or mechanical difficulties affecting Ireland’s planned geological work programs, and uncertainties surrounding estimates of mineralized material. There is no assurance that the test results reported in this document are indicative of extraction rates throughout the Columbus Project. Additional exploration work is required before proved or probable mineral reserves can be established. There is no assurance that the results of Ireland’s pre-feasibility program will result in a decision to enter into commercial production. Ireland undertakes no obligation to update the forward looking statements in this document.

For Additional Information, Contact:

Douglas Birnie, CEO at (702) 932-0353
info@irelandminerals.com
www.irelandminerals.com
2441 West Horizon Ridge Parkway, Suite #100
Henderson, NV, 89052

or

RJ Falkner & Company, Inc.
Investor Relations Counsel at
(800) 377-9893 or via email at info@rjfalkner.com